                                                                    EXHIBIT 23.4



                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 pertaining to the Farmers National Bancorp, Inc./Norwest Corporation merger transaction filed with the Securities and Exchange Commission on January 23, 1997 of our report dated January 13, 1995 relating to the financial statements of Farmers National Bancorp, Inc. for the periods ended December 31, 1994 and 1993, and to the reference to our Firm under the caption "Experts" contained therein.


                                       /s/ McGladrey & Pullen, LLP


Davenport, Iowa
January 23, 1997